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As filed with the Securities and Exchange Commission on October 4, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ALMADEN MINERALS LTD.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada (Province or other Jurisdiction of Incorporation or Organization)	1040 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number, if any)

Suite 210 - 1333 Johnston Street
Vancouver, British Columbia V6H 3R9
Canada
(604) 689-7644
(Address and telephone number of Registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:
Daniel M. Miller Dorsey & Whitney LLP Suite 1070 - 1095 West Pender Street Vancouver, British Columbia V6E 2M6 Canada (604) 630-5199	Morgan Poliquin President and Chief Executive Officer Almaden Minerals Ltd. Suite 210 - 1333 Johnston Street Vancouver, British Columbia V6H 3R9 Canada (604) 689-7644	Fred R. Pletcher Borden Ladner Gervais LLP 1200 Waterfront Centre 200 Burrard Street P.O. Box 48600 Vancouver, British Columbia V7X 1T2 Canada (604) 687-5744

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.
☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.
☒ at some future date (check appropriate box below)

1.
☐ pursuant to Rule 467(b) on (          ) at (          ) (designate a time not sooner than seven calendar days after filing).

2.
☐ pursuant to Rule 467(b) on (          ) at (          ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (          ).

3.
☐ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.
☒ after the filing of the next amendment to this Form (if preliminary material is being filed).

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Shares

Warrants

Subscription Receipts

Units

Total	$100,000,000	$100,000,000	$12,980

(1)
There are being registered under this registration statement such indeterminate number of common shares, warrants or subscription receipts of the Registrant, and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively shall have an aggregate initial offering price of not to exceed U.S.$100,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this registration statement.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

            The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission but is not yet effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in all provinces of Canada except Québec but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.

This short form prospectus is a base shelf prospectus. This short form base shelf prospectus has been filed under legislation authorities in all provinces of Canada except Québec that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale therein and only by persons permitted to sell such securities. See "Plan of Distribution".

Subject to Completion, dated October 4, 2019

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Executive Officer of Almaden Minerals Ltd. at Suite 210, 1333 Johnston Street, Vancouver, British Columbia, V6H 3R9, telephone (604) 689-7644, and are also available electronically at www.sedar.com.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	, 2019

US$100,000,000

Common Shares
Warrants
Subscription Receipts
Units

Almaden Minerals Ltd. ("Almaden", the "Company", "we" or "us") may offer and sell from time to time (i) common shares ("Common Shares"), (ii) warrants to purchase Common Shares ("Warrants"), (iii) subscription receipts that entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, Common Shares or Warrants ("Subscription Receipts"), (iv) securities comprised of more than one of Common Shares, Warrants and/or Subscription Receipts, offered together as a unit ("Units") (collectively, the "Securities") or a combination thereof in one or more series or issuances up to an aggregate total offering price of US$100,000,000 during the 25-month period that this short form base shelf prospectus (the "Prospectus"), including any amendments thereto, remains effective. The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement (a "Prospectus Supplement").

Almaden is permitted, under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States, to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. The financial statements incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS") and are subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of British Columbia, Canada, all of the Company's directors and officers are residents of Canada, and some or all of the experts named in this Prospectus are residents outside of the United States, and all or a substantial portion of our assets and the assets of our officers and directors and those experts are located outside the United States.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the "SEC") or any state or Canadian securities commission or regulatory authority nor has the SEC or any state or Canadian securities commission or regulatory authority passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offence.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences in Canada and the United States. Such consequences may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion contained in this Prospectus under the heading "Certain Federal Income Tax Considerations" as well as the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

All applicable information permitted under applicable laws to be omitted from this Prospectus that has been omitted will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Prospective investors should read this Prospectus and any applicable Prospectus Supplement carefully before investing in any Securities issued pursuant to this Prospectus.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

This Prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Company may offer and sell Securities to, or through, underwriters or dealers and may also offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered pursuant to this Prospectus will set forth the names of any underwriters, dealers or agents involved in the offering and sale of such Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to the Company, if any, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters or dealers may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. However, no underwriter or dealer involved in an "at-the-market distribution", as defined in Canadian National Instrument 44-102 — Shelf Distributions ("NI 44-102"), no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities. See "Plan of Distribution".

The outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (the "TSX") under the symbol "AMM" and the NYSE American LLC (the "NYSE American") under the symbol "AAU". On October 3, 2019, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was $0.86 and on the NYSE American was US$0.65. Unless otherwise specified in the applicable Prospectus Supplement, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Subscription Receipts, Warrants and Units may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of the Subscription Receipts, Warrants and Units in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.

The Company's head office is located at Suite 210, 1333 Johnston Street, Vancouver, British Columbia, V6H 3R9 and its registered office is located at 1177 West Hastings Street, Suite 1710, Vancouver, BC, Canada, V6E 2L3.

Edward Wellman and Clara Balasko each a person named as having prepared or certified a report which is referenced in this Prospectus or in a document incorporated by reference (see "Interests of Experts" below). Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process in Canada.

Investing in the Securities involves significant risks. Prospective purchasers of the Securities should carefully consider the risk factors described under the heading "Risk Factors" and elsewhere in this Prospectus, in documents incorporated by reference in this Prospectus and in the applicable Prospectus Supplement with respect to a particular offering of Securities.

All dollar amounts in this Prospectus are in Canadian dollars, unless otherwise indicated. See "Currency Presentation and Exchange Rate Information".

        Readers should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Company has not authorized anyone to provide readers with different information. The Company is not making an offer to sell or seeking an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted. Readers should not assume that the information contained in this Prospectus and any applicable Prospectus Supplement is accurate as of any date other than the date on the front of such documents, regardless of the time of delivery of this Prospectus and any applicable Prospectus Supplement or of any sale of the Securities. Information contained on the Company's website should not be deemed to be a part of this Prospectus or incorporated by reference herein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities.

        References to "Almaden", "the Company", "we" or "us" include direct and indirect subsidiaries of Almaden, where applicable.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

        This Prospectus, including the documents incorporated by reference herein, contain "forward-looking information" within the meaning of applicable Canadian securities laws and "forward-looking statements" within the meaning of applicable United States securities laws (referred to herein as "forward-looking information"). Forward-looking information includes statements that use forward-looking terminology such as "plans", "expects", "budget", "estimates", "intends", or "believes", or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved" or the negative of these terms or comparable terminology. By their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements included in or incorporated by reference into this Prospectus include, but are not limited to, statements with respect to: anticipated results and developments in the Company's operations; planned exploration and development on the Company's properties; planned expenditures and budgets and the execution thereof; planned and continuous development work on the Company's Ixtaca gold and silver project (the "Ixtaca Project"); the Company's planned future mining operations at the Ixtaca Project; the potential impact of ore sorting results on project economics and design; the potential for further discoveries within the Ixtaca Project area; disclosure regarding the Ixtaca Project permitting process and potential project financing; permitting time lines and requirements; requirements for additional capital and expected use of proceeds; the potential effect of proposed notices of environmental conditions relating to mineral claims; plans related to the Company's business and other matters that may occur in the future; the success of exploration, development and environmental protection and remediation activities; the Company's cash resources and their adequacy to meet the Company's working capital and mineral exploration needs for at least the next year; the possible effect of changes in interest rates and exchange rates on the Company's future operations; the Company's proposed future activities; the estimation of mineral reserves and mineral resources; the realization of mineral reserve estimates; the timing and amount of estimated future production; costs of production; capital expenditures; success of mining operations; environmental risks; unanticipated reclamation expenses; title disputes or claims; limitations on insurance coverage; disclosure regarding the outcome of legal actions; and any other statement that may predict, forecast, indicate or imply future plans, intentions, levels of activity, results, performance or achievements.

        Forward-looking information is not a guarantee of future performance and is based upon a number of estimates and assumptions of management, in light of management's experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, as of the date of this Prospectus including, without limitation, assumptions about: the Government of Mexico continuing to take the same positions with respect to mineral tenure in any appeal as it did before the lower court; favourable equity and debt capital markets; the ability to raise any necessary capital on reasonable terms to advance the development of the Ixtaca Project; expectations about the ability to acquire resources and/or reserves through acquisition and/or development; future metal prices; the timing and results of exploration and drilling programs (including metallurgical testing); the current exploration, development, environmental and other objectives concerning the Ixtaca Project being achieved and other corporate activities proceeding as expected; third party contractors operating as expected; the accuracy of any mineral reserve and mineral resource estimates; the timing and reliability of sampling and assay data; the timing and accuracy of metallurgical test work; the accuracy of budgeted exploration and development costs and expenditures; the cut-off grades; the taxation policies which will apply to the Ixtaca Project being consistent with the Company's expectations; the price of other commodities such as fuel; future currency exchange rates and interest rates; operating conditions being favourable, including whereby the Company is able to operate in a safe, efficient and effective manner; political and regulatory stability; the receipt of governmental and third party approvals, licences and permits on favourable terms; obtaining required renewals for existing approvals, licences and permits and obtaining all other required approvals, licences and permits on favourable terms; sustained labour stability; positive relations with local groups and the Company's ability to meet any obligations under agreements with such groups; stability in financial and capital goods markets; and availability of equipment.

        While the Company considers these assumptions to be reasonable, the assumptions are inherently subject to significant business, social, economic, political, legal, regulatory, competitive and other risks and uncertainties, contingencies and other factors that could cause actual actions, events, conditions, results, performance or achievements to be materially different from those projected in the forward-looking information. Many assumptions are based on factors and events that are not within the control of the Company and there is no assurance they will prove to be correct.

        Furthermore, such forward-looking information involves a variety of known and unknown risks, uncertainties and other factors which may cause the actual plans, intentions, activities, results, performance or achievements of the Company to be materially different from any future plans, intentions, activities, results, performance or achievements expressed or implied by such forward-looking information. Such factors include, among others, risks related to: resource exploration and development; uncertainty in developing a commercially viable mining operation; history of net losses; lack of cash flow and assurance of profitability; the need for additional capital; uncertainty of obtaining additional funding requirements; possible dilution to present and prospective shareholders; the material risk of dilution presented by a large number of outstanding share purchase options and warrants; volatility of share price; mineral prices not supporting corporate profit; unfavourable laws and regulations; environmental risks, including environmental matters under Mexican rules and regulations; certainty of mineral title and the outcome of litigation; political, economic and social uncertainties; uncertainty of reserves and mineralization estimates; dependence on management and other key personnel; conflicts of interest; foreign operations; changes to Mexican mining taxes; foreign currency fluctuations; operating hazards and risks associated with the mining industry; the ability to manage growth; competition from other mining exploration companies; lack of a dividend policy; cybersecurity risks; foreign incorporation and civil liabilities; the Company being deemed a passive foreign investment company; the relatively low trading volume of the Common Shares; impairment of exploration and evaluation assets; changes in project parameters as plans continue to be refined; possible variations in ore reserves, grade or recovery rates; accidents, labour disputes and other risks of the mining industry; availability of third party contractors; failure of equipment to operate as anticipated; delays in obtaining governmental approvals or financing or in the completion of development or construction activities; changes in the application of standards pursuant to existing laws and regulations which may increase costs of doing business and restriction operations; the Company's dependence on one mineral project; as well as those factors discussed below under the heading "Risks and Uncertainties" in the Annual MD&A (defined below) and in the sections entitled "ITEM 3. KEY INFORMATION — Risk Factors", "ITEM 4. INFORMATION ON THE COMPANY — Business Overview", "ITEM 4. INFORMATION ON THE COMPANY — Principal Property Interests" and "ITEM 5. OPERATING AND FINANCIAL REVIEW AND PROSPECTS" in the Annual Report (defined below) and all exhibits attached thereto. Although the Company has attempted to identify important factors that could cause actual actions, events, conditions, results, performance or achievements to differ materially from those described in forward-looking information, there may be other factors that cause actions, events, conditions, results, performance or achievements to differ from those anticipated, estimated or intended. See "Risk Factors" for a discussion of certain factors investors should carefully consider before deciding to invest in the Common Shares.

        The Company cautions that the foregoing lists of important assumptions and factors are not exhaustive. Other events or circumstances could cause actual results to differ materially from those estimated or projected and expressed in, or implied by, the forward-looking information contained herein. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, investors should not place undue reliance on forward-looking information.

        Forward-looking information contained herein is made as of the date of this Prospectus and the Company disclaims any obligation to update or revise any forward-looking information, whether as a result of new information, future events or results or otherwise, except as and to the extent required by applicable securities laws.

 CAUTIONARY NOTE TO UNITED STATES INVESTORS REGARDING PRESENTATION OF MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES

        The disclosure in this Prospectus has been prepared in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws. Disclosure, including scientific or technical information, has been made in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101"). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the SEC. In particular, and without limiting the generality of the foregoing, the term "resource" does not equate to the term "reserve". Under United States standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources", "indicated mineral resources" or "inferred mineral resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by United States standards in documents filed with the SEC. United States investors should also understand that "measured mineral resources", "indicated mineral resources" and "inferred mineral resources" have a great amount of uncertainty as to their existence and as to their economic and legal feasibility. Investors are cautioned not to assume that any part, or all, of the mineral deposits in these categories will ever be converted into mineral reserves. In accordance with Canadian rules, estimates of "inferred mineral resources" cannot form the basis of feasibility or other economic studies. In addition, the definitions of "proven" and "probable mineral reserves" used in NI 43-101 differ from the definitions in SEC Industry Guide 7 under Regulation S-K of the United States Securities Act of 1933, as amended (the "U.S. Securities Act"). Disclosure of "contained ounces" is permitted disclosure under Canadian legislation; however, the SEC normally only permits issuers to report mineralization that does not constitute reserves as in place tonnage and grade without reference to unit measures. In addition, the documents incorporated by reference into this Prospectus include information regarding adjacent or nearby properties on which we have no right to mine. The SEC does not normally allow U.S. companies to include such information in their filings with the SEC. Accordingly, information contained in this Prospectus containing descriptions of the Company's mineral properties may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

FINANCIAL INFORMATION

        Unless otherwise indicated, all financial information included and incorporated by reference in this Prospectus is determined using IFRS, which differs from United States generally accepted accounting principles.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

        The financial statements of the Company incorporated by reference in this Prospectus are reported in Canadian dollars. All dollar amounts referenced, unless otherwise indicated, are expressed in Canadian dollars and are referred to as "$" or "C$". United States dollars are referred to as "US$".

        The high, low and average rates for Canadian dollars in terms of the United States dollar for each of the two most recent years ended December 31 and each of the two most recent six-month periods ended June 30 as quoted by the Bank of Canada, were as follows:

	Six Months ended June 30 (C$)		Year ended December 31 (C$)
	2019	2018	2018	2017
High	1.3600	1.3310	1.3642	1.3743
Low	1.3087	1.2288	1.2288	1.2128
Average	1.3336	1.2781	1.2957	1.2986

        On October 3, 2019, the exchange rate provided by the Bank of Canada in terms of the United States dollar was US$1.00 = C$1.33.

DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in each of the applicable provinces of Canada and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Executive Officer of the Company at Suite 210, 1333 Johnston Street, Vancouver, British Columbia, V6H 3R9 and are also available electronically in Canada at www.sedar.com or in the United States through EDGAR at www.sec.gov. The filings of the Company on SEDAR are not incorporated by reference in this Prospectus except as specifically set out herein.

        The following documents, filed by the Company with the securities commissions or similar authorities in each of the applicable provinces of Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

  (a)
  annual information form of the Company filed on Form 20-F for the year ended December 31, 2018 (the "Annual Information Form");

  (b)
  the audited consolidated financial statements of the Company for the years ended December 31, 2018, 2017 and 2016, together with the independent registered public accounting firm's report thereon and the notes thereto;

  (c)
  management's discussion and analysis of the Company for the year ended December 31, 2018 (the "Annual MD&A");

  (d)
  the unaudited interim consolidated financial statements for the six months ended June 30, 2019;

  (e)
  management's discussion and analysis for the six months ended June 30, 2019;

  (f)
  the management information circular of the Company dated May 17, 2019 prepared in connection with the annual and special meeting of shareholders of the Company held on June 26, 2019;

  (g)
  the material change report filed on January 25, 2019 with respect to the Company's resource update and positive results from an independent feasibility study for its 100% owned Ixtaca precious metals deposit located in Puebla State, Mexico.

        Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 — Short Form Prospectus Distributions filed by the Company with the securities commissions or similar regulatory authorities in the applicable provinces of Canada after the date of this Prospectus and prior to the date that is 25 months from the date hereof shall be deemed to be incorporated by reference in this Prospectus. To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with or furnished to the SEC pursuant to the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), such document or information shall also be deemed to be incorporated by reference as an exhibit to the Registration Statement (as defined below) (in the case of a report on Form 6-K, if and to the extent expressly provided in such report).

        Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies, replaces or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. The Company may also incorporate other information filed with or furnished to the SEC under the Exchange Act, provided that information included in any report on Form 6-K shall be so deemed to be incorporated by reference only if and to the extent expressly provided in such Form 6-K.

        A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.

        Upon a new annual information form and the related annual financial statements being filed by the Company with the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements (and related management's discussion and analysis for such periods), material change reports and management information circulars filed prior to the commencement of the Company's financial year in which the new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of further offers and sales of Securities hereunder. Upon interim consolidated financial statements and the accompanying management's discussion and analysis being filed by the Company with the applicable securities regulatory authorities during the period that this Prospectus is effective, the previous interim consolidated financial statements and the accompanying management's discussion and analysis filed shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for the annual meeting of shareholders being filed by the Company with the applicable securities regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been, or will be, filed with the SEC as part of the Registration Statement (as defined below) of which this Prospectus forms a part: (1) the documents listed under "Documents Incorporated by Reference"; (2) the consent of Davidson & Company LLP; (3) powers of attorney from certain of the Company's directors and officers; and (4) the consents of the "qualified persons" referred to in this Prospectus under "Interests of Experts". A copy of any warrant agreement or subscription receipt agreement, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Exchange Act and applicable Canadian requirements and, in accordance therewith, files reports and other information with the SEC and with securities regulatory authorities in Canada. Under the multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company's officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Prospective investors may read and download any public document that the Company has filed with the securities commission or similar regulatory authority in each of the applicable provinces of Canada on SEDAR at www.sedar.com. The reports and other information filed by the Company with, or furnished to, the SEC can be inspected on the SEC's website at www.sec.gov.

        The Company has filed with the SEC a registration statement on Form F-10 (the "Registration Statement") under the U.S. Securities Act with respect to the Securities. This Prospectus, including the documents incorporated by reference herein, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to the Company and the Securities, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus, including the documents incorporated by reference herein, as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement can be found on EDGAR at the SEC's website: www.sec.gov.

THE COMPANY

        The Company is engaged in the business of the acquisition, exploration and when warranted, development of mineral properties. The Company currently has material property interests in Mexico. The Company's property interests are at the exploration and development stage.

        For a further description of the business of the Company, see the item entitled "Information on the Company" in the Annual Information Form.

CONSOLIDATED CAPITALIZATION

        There have been no material changes in the share and loan capital of the Company, on a consolidated basis, since June 30, 2019. In September 2019, the Company drew-down a 400 ounce tranche under the secured gold loan agreement entered into by the Company announced on May 14, 2019. This is the first draw-down under this agreement.

USE OF PROCEEDS

        Unless otherwise indicated in a Prospectus Supplement relating to a particular offering of Securities, the Company intends to use the net proceeds from the sale of Securities for general working capital purposes, and for one or more other general corporate purposes including to complete corporate acquisitions, to, directly or indirectly, finance future growth opportunities and to repay existing or future indebtedness. More detailed information regarding the use of proceeds, and the amount of net proceeds to be used for any such purposes will be set forth in any applicable Prospectus Supplement. The Company may invest net proceeds which it does not immediately use. Such investments may include short-term marketable investment grade securities.

        The Company is an exploration and development stage company and has not generated cash flow from operations. As at December 31, 2018 and during the six months ended June 30, 2019, the Company had negative cash flow from operating activities. The Company expects to continue to incur negative consolidated operating cash flow and losses until such time as it achieves commercial production at a particular project.

PLAN OF DISTRIBUTION

        The Company may, from time to time, during the 25-month period that this Prospectus remains valid, offer for sale and issue Securities. The Company may issue and sell up to an aggregate total offering price of US$100,000,000.

        The Company may sell the Securities, separately or together, to or through underwriters or dealers, and also may sell Securities to one or more other purchasers directly or through agents. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of Securities, the public offering price or prices of the Securities and the proceeds to the Company from the sale of the Securities.

        The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including in transactions that are deemed to be "at-the-market distributions" as defined in NI 44-102, including sales made directly on the TSX, the NYSE American or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

        Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

        In connection with any offering of Securities, other than an "at-the-market distribution", the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. No underwriter or dealer involved in an "at the market distribution", as defined in NI 44-102, no affiliate of such an underwriter or dealer and no person acting jointly or in concert with such an underwriter or dealer will over allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

        Unless otherwise specified in the applicable Prospectus Supplement, the Warrants, Subscription Receipts and Units will not be listed on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Warrants, Subscription Receipts or Units may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of the Warrants, Subscription Receipts and Units in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

DESCRIPTION OF SECURITIES

Common Shares

        The Company's authorized share capital consists of an unlimited number of Common Shares without par value, of which 111,726,719 Common Shares were issued and outstanding as at October 3, 2019. There are also options outstanding to purchase up to 10,007,000 Common Shares at prices ranging from C$0.69 to C$1.53 and warrants outstanding to purchase up to 10,341,350 Common Shares at prices ranging from C$1.35 to C$2.45, as at October 3, 2019.

        The holders of Common Shares are entitled to vote at all meetings of shareholders of the Company (with each Common Share having one vote), to receive dividends if, as and when declared by the Board and to participate rateably in any distribution of property or assets upon the liquidation, winding-up or other dissolution of the Company. Distribution in the form of dividends, if any, will be set by the Board. The Common Shares are not subject to any future call or assessment and there are no pre-emptive, conversion or redemption rights attached to such shares.

        Provisions as to the modification, amendment or variation of the rights attached to the share capital of the Company are contained in the Company's articles and the British Columbia Business Corporations Act. Generally speaking, substantive changes to the share capital require the approval of the Company's shareholders by special resolution (at least 66 2/3% of the votes cast).

        The Common Shares are listed on the TSX under the symbol "AMM" and NYSE American under the symbol "AAU".

Warrants

        Warrants may be issued independently or together with other Securities, and Warrants sold with other Securities may be attached or separate from the other Securities. Warrants may be issued under and governed by the terms of one or more warrant indentures (each a "Warrant Indenture") between the Company and a warrant trustee (the "Warrant Trustee") that will be named in the relevant Prospectus Supplement. Each Warrant Trustee will be a financial institution or trust company organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee. The Warrants may also be issued without the benefit of a Warrant Indenture, under a warrant certificate (each a "Warrant Certificate"), which will itself contain the terms of the Warrants.

        This summary of some of the provisions of the Warrants is not complete. The statements made in this Prospectus relating to any Warrant Indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Warrant Indenture or Warrant Certificate. Prospective investors should refer to the applicable Warrant Indenture, as applicable, relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of the form of Warrant Indenture, if any, will be filed with the applicable securities regulatory authorities in Canada and the United States.

        The applicable Prospectus Supplement relating to any Warrants offered by the Company will describe the particular terms of those Warrants and include specific terms relating to the offering. This description will include, where applicable:

  •
  the designation and aggregate number of Warrants;

  •
  the price at which the Warrants will be offered;

  •
  the currency or currencies in which the Warrants will be offered;

  •
  the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

  •
  the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

  •
  the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

  •
  the date or dates, if any, on or after which the Warrants and the other Securities with which the Warrants will be offered will be transferable separately;

  •
  whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

  •
  whether the Company will issue the Warrants as global securities and, if so, the identity of the depositary of the global securities;

  •
  whether the Warrants will be listed on any exchange;

  •
  whether the Warrants will be governed by a Warrant Indenture or Warrant Certificates;

  •
  material United States and Canadian federal income tax consequences of owning the Warrants; and

  •
  any other material terms or conditions of the Warrants.

        It is the Warrant Indenture, as supplemented by any applicable supplemental indenture, or the Warrant Certificate, as the case may be, and not the summary in the applicable Prospectus Supplement, which defines the rights of a holder of Warrants. There may be other provisions in the Warrant Indenture or the Warrant Certificate, as the case may be, which are important to a purchaser of Warrants. Such purchaser of Warrants should read the Warrant indenture or the Warrant Certificate, as the case may be, for a full description of the terms of the Warrants, the terms of which shall prevail to the extent of any inconsistency.

Rights of Holders Prior to Exercise

        Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights as holders of the Common Shares issuable upon exercise of the Warrants.

Global Securities

        Warrants may be issued in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

        If Warrants are issued pursuant to a Warrant Indenture, the Warrant Indenture will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or a consent in writing from such holders. The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the Warrant Indenture.

        The Company may amend any Warrant Indenture, Warrant Certificates and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

Subscription Receipts

        The following description sets forth certain general terms and provisions of Subscription Receipts that may be issued hereunder and is not intended to be complete. Subscription Receipts may be issued at various times which will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants, Units or any combination thereof. The Subscription Receipts may be offered separately or together with other Securities, as the case may be. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a "Subscription Receipt Agreement"), each to be entered into between the Company and an escrow agent (the "Escrow Agent") that will be named in the relevant Prospectus Supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the subscription receipts sold to or through such underwriter or agent.

        The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable Subscription Receipt Agreement. You should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts. A copy of any Subscription Receipt Agreement relating to an offering or Subscription Receipts will be filed by the Company with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after the Company has entered into it.

        The particular terms of each issue of Subscription Receipts will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

  •
  the designation and aggregate number of such Subscription Receipts being offered;

  •
  the price at which such Subscription Receipts will be offered;

  •
  the designation, number and terms of the Common Shares, Warrants, Units or any combination thereof to be received by the holders of such Subscription Receipts upon satisfaction of the release conditions, and any procedures that will result in the adjustment of those numbers;

  •
  the conditions (the "Release Conditions") that must be met in order for holders of such Subscription Receipts to receive, for no additional consideration, Common Shares, Warrants, Units or any combination thereof;

  •
  the procedures for the issuance and delivery of the Common Shares to holders of such Subscription Receipts upon satisfaction of the Release Conditions;

  •
  whether any payments will be made to holders of such Subscription Receipts upon delivery of the Common Shares, Warrants, Units or any combination thereof upon satisfaction of the Release Conditions;

  •
  the identity of the Escrow Agent;

  •
  the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of such Subscription Receipts, together with interest and income earned thereon (collectively, the "Escrowed Funds"), pending satisfaction of the Release Conditions;

  •
  the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions and if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

  •
  procedures for the refund by the Escrow Agent to holders of such Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

  •
  any contractual right of rescission to be granted to initial purchasers of such Subscription Receipts in the event that this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

  •
  any entitlement of the Company to purchase such Subscription Receipts in the open market by private agreement or otherwise;

  •
  whether the Company will issue such Subscription Receipts as global securities and, if so, the identity of the depository for the global securities;

  •
  whether the Company will issue such Subscription Receipts as bearer securities, as registered securities or both;

  •
  provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of such Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Warrants, Units or any combination thereof, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company's assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

  •
  whether the Company will apply to list such Subscription Receipts on any exchange;

  •
  material United States and Canadian federal income tax consequences of owning such Subscription Receipts; and

  •
  any other material terms or conditions of such Subscription Receipts.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

        The holders of Subscription Receipts will not be, and will not have the rights of, shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants, Units or any combination thereof on exchange or conversion of their Subscription Receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied.

Escrow

        The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement.

Modifications

        The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

        The Subscription Receipt Agreement will also specify that the Company may amend the Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holders of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

Units

        Units are a security comprised of more than one of the other Securities described in this Prospectus offered together as a "Unit". A Unit is typically issued so that the holder thereof is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The agreement, if any, under which a Unit is issued and may provide that the Securities comprising the Unit may not be held or transferred separately at any time or at any time before a specified date.

        The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the Prospectus Supplement filed in respect of such Units. This description will include, where applicable: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; (iii) whether the Units will be issued in registered or global form; and (iv) any other material terms and conditions of the Units.

        See the descriptions of the other types of Securities that may be issued under this Prospectus for further information.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

        The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of the Securities offered thereunder. The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is subject to United States federal taxation. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

PRIOR SALES

        The applicable Prospectus Supplement to this Prospectus will describe the Company's prior sales as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

MARKET FOR SECURITIES

        The Common Shares are listed and posted for trading on the TSX in Canada under the symbol "AMM" and the NYSE American in the United States under the symbol "AAU". Trading price and volume of the Common Shares will be provided as required in each Prospectus Supplement to this Prospectus.

RISK FACTORS

        An investment in Securities of the Company is subject to certain risks, which should be carefully considered by prospective investors before purchasing such Securities. In addition to the other information set out or incorporated by reference in this Prospectus currently and from time to time, investors should carefully consider the risk factors incorporated by reference in this Prospectus referred to below and the risk factors set forth in any applicable Prospectus Supplement. Any one of such risk factors could materially affect the Company's business, financial condition and/or future operating results and prospects and could cause actual events to differ materially from those described in forward-looking statements and information relating to the Company. Additional risks and uncertainties not currently identified by the Company or that the Company currently believes not to be material also may materially and adversely affect the Company's business, financial condition, operations or prospects. Investors should carefully consider the risks described under the headings "Item 3. Key Information — Risk Factors", "Item 4. Information on the Company — Business Overview", "Item 4. Information on the Company — Principal Property Interests", "Item 5. Operating and Financial Review and Prospects" and in the exhibits attached to the Annual Information Form incorporated by reference herein, the risk factors described in the Annual MD&A and the risk factors set forth in any applicable Prospectus Supplement. See "Documents Incorporated by Reference."

 INTERESTS OF EXPERTS

        Information of a scientific or technical nature in respect of the Ixtaca Project included or incorporated by reference in this Prospectus, including the scientific and technical information disclosed in the Annual Information Form, as described under the heading "Principal Property Interests" on page 29 of the Annual Information Form, has been prepared, as applicable, by Morgan Poliquin, P.Eng., Jesse Aarsen, P.Eng., G.H. Giroux, P.Eng., Tracey Meintjes, P.Eng., Kris Raffle, P.Geo., Edward Wellman PE, PG, CEG and Clara Balasko, P.E.. Morgan Poliquin, the President and CEO of the Company, holds approximately 1.6% of the Common Shares of the Company. To the best of the Company's knowledge, after reasonable inquiry, as of the date hereof, the other aforementioned individuals and, as applicable, their firms, beneficially own, directly or indirectly, less than 1% of the Common Shares of the Company.

        Davidson & Company LLP is the auditor of the Company and has advised the Company that they are independent of the Company within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation.

LEGAL MATTERS

        Certain legal matters in connection with the offering will be passed upon on behalf of the Company by Borden Ladner Gervais LLP, as to Canadian legal matters, and Dorsey & Whitney LLP, as to United States legal matters. As of the date hereof, the partners and associates of Borden Ladner Gervais LLP own, directly or indirectly, less than 1% of the Common Shares.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

        The Company is a British Columbia company. All of the directors and officers of the Company and all but two of the experts named under "Interests of Experts" herein are resident outside of the United States and a substantial portion of the Company's assets and the assets of such persons are located outside of the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States on the Company, its directors or officers or such experts, or to realize in the United States on judgments of courts of the United States predicated on civil liabilities under the U.S. Securities Act. Investors should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against the Company or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or "blue sky" laws of any state within the United States or would enforce, in original actions, liabilities against the Company or such persons predicated on the United States federal securities or any such state securities or "blue sky" laws. The Company has been advised by its Canadian counsel, Borden Ladner Gervais LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. The Company has also been advised by Borden Ladner Gervais LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

        The Company filed with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed Puglisi & Associates as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court, arising out of or related to or concerning the offering of Securities under this Prospectus.

        Edward Wellman and Clara Balasko each a person named as having prepared or certified a report which is referenced in this Prospectus or in a document incorporated by reference (see "Interests of Experts" above). Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process in Canada.

 CONTRACTUAL RIGHTS OF WITHDRAWAL AND RESCISSION

        Original purchasers of Securities which are convertible, exchangeable or exercisable for other securities of the Company, including Warrants if offered separately, will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such Securities. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this Prospectus, the relevant Prospectus Supplement or an amendment thereto contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

        Almaden Minerals Ltd. ("we", "us" or "our company") is subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia) (the "Act").

        Under Section 160 of the Act, we may, subject to Section 163 of the Act:

  (1)
  indemnify an individual who:

  •
  is or was a director or officer of our company;

  •
  is or was a director or officer of another corporation (i) at a time when such corporation is or was an affiliate of our company; or (ii) at our request, or

  •
  at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

    and including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an "eligible party"), against all eligible penalties to which the eligible party is or may be liable; and

  (2)
  after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:

    "eligible penalty" means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, and eligible proceeding.

    "eligible proceeding" means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

    "proceeding" includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

    "expenses" includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding.

        Under Section 161 of the Act, and subject to Section 163 of the Act, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

        Under Section 162 of the Act, and subject to Section 163 of the Act, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the Act, the eligible party will repay the amounts advanced.

        Under Section 163 of the Act, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable under Section 160(a) of the Act, or pay the expenses of an eligible party in respect of that proceeding under Sections 160(b), 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

  •
  if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

  •
  if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

  •
  if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of our company or the associated corporation, as the case may be; or

  •
  in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

        If an eligible proceeding is brought against an eligible party by or on behalf of our company or by or on behalf of an associated corporation, we must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable under Section 160(a) of the Act, or pay the expenses of the eligible party under Sections 160(b), 161 or 162 of the Act, as the case may be, in respect of the proceeding.

        Under Section 164 of the Act, and despite any other provision of Part 5, Division 5 of the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the Act, on application of our company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

  •
  order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

  •
  order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

  •
  order the enforcement of, or payment under, an agreement of indemnification entered into by us;

  •
  order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or

  •
  make any other order the court considers appropriate.

        Section 165 of the Act provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

        Under our articles, and subject to the Act, we must indemnify a director, former director or alternate director and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with our company on the terms of the indemnity contained in our articles.

        Under our articles, and subject to the Act, we may agree to indemnify and may indemnify any person (including an eligible party). We have entered into indemnity agreements with certain of our directors and officers.

        Pursuant to our articles, the failure of an eligible party to comply with the Act or our articles does not, of itself, invalidate any indemnity to which he or she is entitled under our articles.

        Under our articles, we may purchase and maintain insurance for the benefit of a person (or his or her heirs or legal personal representatives) who:

  •
  is or was a director, alternate director, officer, employee or agent of our company;

  •
  is or was a director, alternate director, officer, employee or agent of another corporation (i) at a time when such corporation is or was an affiliate of our company; or (ii) at our request, or

  •
  at our request, is or was, or holds or held a position equivalent to that of, a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity,

        against any liability incurred by him or her as a director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

EXHIBITS

Exhibit		Description
4.1		Annual Report on Form 20-F for the fiscal year ended December 31, 2018 (incorporated by reference to the Annual Report on Form 20-F of Almaden Minerals Ltd. For the fiscal year ended December 31, 2018, filed with the Commission on March 15, 2019) (File No. 001-32702).

4.2		Audited Annual Consolidated Financial Statements, the notes thereto and the report of the independent registered public accounting firm thereon for the fiscal years ended December 31, 2018, December 31, 2017 and December 31, 2016 (included in Exhibit 4.1).

4.3		Management's Discussion and Analysis for the fiscal years ended December 31, 2018, December 31, 2017, and December 31, 2016 (incorporated by reference to Exhibit 99.2 of the Registrant's Report on Form 6-K, filed with the Commission on March 15, 2019) (File No. 001-32702).

4.4		Management Information Circular of the Registrant, dated May 17, 2019, prepared in connection with the annual meeting of shareholders of the Registrant held on June 26, 2019 (incorporated by reference to Exhibit 99.2 of the Registrant's Report on Form 6-K, filed with the Commission on May 29, 2019) (File No. 001-32702).

4.5		Management's Discussion and Analysis for the three months ended March 31, 2019 (incorporated by reference to Exhibit 99.2 Registrant's Report on Form 6-K, filed with the Commission on May 13, 2019) (File No. 001-32702).

4.6		Unaudited Condensed Consolidated Interim Financial Statements of the Registrant for the three and six months ended June 30, 2019 (incorporated by reference to Exhibit 99.1 of the Registrant's Report on Form 6-K, filed with the Commission on August 8, 2019) (File No. 001-32702).

4.7		Management's Discussion and Analysis for the three and six months ended June 30, 2019 (incorporated by reference to Exhibit 99.2 Registrant's Report on Form 6-K, filed with the Commission on August 8, 2019) (File No. 001-32702).

4.8		Material Change Report of the Registrant dated December 11, 2018 relating to a resource update and positive results from an independent Feasibility Study prepared in accordance with National Instrument 43-101 for its 100% owned Ixtaca precious metals deposit located in Puebla State, Mexico (incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 6-K, filed with the Commission on January 28, 2019).

5.1		Consent of Davidson & Company LLP

5.2	*	Consent of Jesse Aarsen

5.3	*	Consent of Kristopher Raffle

5.4	*	Consent of G.H. Giroux

5.5	*	Consent of Tracey Meintjes

5.6	*	Consent of Clara Balasko

5.7	*	Consent of Edward Wellman

5.8	*	Consent of Morgan Poliquin

5.9	*	Consent of Borden Ladner Gervais LLP

6.1		Powers of Attorney (included on the signature page of this Registration Statement).

*
To be filed by amendment.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking.

        Almaden Minerals Ltd. undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Securities and Exchange Commission (the "Commission") staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process.

        Concurrently with the filing of this Registration Statement, Almaden Minerals Ltd. has filed with the Commission a written Appointment of Agent for Service of Process and Undertaking on Form F-X.

        Any change to the name or address of the agent for service of Almaden Minerals Ltd. shall be communicated promptly to the Commission by an amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Almaden Minerals Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada, on October 4, 2019.

ALMADEN MINERALS LTD.
By:	/s/ MORGAN POLIQUIN
	Name:	Morgan Poliquin
	Title:	President & Chief Executive Officer

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Morgan Poliquin and Korm Trieu, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

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        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on October 4, 2019.

Signature	Title

/s/ MORGAN POLIQUIN Morgan Poliquin	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ KORM TRIEU Korm Trieu	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ DUANE POLIQUIN Duane Poliquin	Director (Chairman of the Board of Directors)
/s/ MARK BROWN Mark Brown	Director
/s/ GERALD CARLSON Gerald Carlson	Director
/s/ ELAINE ELLINGHAM Elaine Ellingham	Director
/s/ JACK MCCLEARY Jack McCleary	Director
/s/ WILLIAM WORRALL William Worrall	Director

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 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of Almaden Minerals Ltd. in the United States, on October 4, 2019.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI
	Name:	Donald J. Puglisi
	Title:	Managing Director

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